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The Joint Corp. Reports First Quarter 2025 Financial Results
- Grew revenue from continuing operations 7% compared to Q1 2024 -
- Increased system-wide sales 5% for Q1 2025, demonstrating economic resilience -

SCOTTSDALE, Ariz., May 8, 2025 – The Joint Corp. (NASDAQ: JYNT), a national operator, manager, and franchisor of chiropractic clinics, reported its financial results for the quarter ended March 31, 2025. The results of operations of the corporate clinics business segment have been classified as discontinued operations for all periods presented, and the following figures represent continuing operations unless otherwise stated.

Q1 2025 Financial Highlights
●Grew revenue to $13.1 million, up 7% compared to Q1 2024.
●Increased system-wide sales1 5% to $132.6 million, demonstrating economic resilience.
●Reported comp sales2 of 3%.
●Reported net loss from continuing operations of $506,000, compared to $399,000 in Q1 2024.
●Adjusted EBITDA is as follows:

	Three Months Ended March 31,
	2025			2024
	from Continuing Operations	from Discontinued Operations	Net Operations	from Continuing Operations	from Discontinued Operations	Net Operations
Adjusted EBITDA	$46,394	$2,808,595	$2,854,989	$424,708	$3,082,007	$3,506,715

Q1 2025 Operating Highlights
●Sold 9 franchise licenses in Q1 2025, compared to 15 in Q1 2024, reflecting the impact of the refranchising process.
●Opened five franchised clinics; refranchised two corporate clinics; and closed one corporate clinic during Q1 2025.
●Increased the clinic count to 969 at March 31, 2025:
847 franchised and 122 company-owned or managed.

President and Chief Executive Officer of The Joint Corp. Sanjiv Razdan, “In 2025, we are augmenting our position as the leading chiropractic care provider and becoming a pure-play franchisor. During this year of transition, we are implementing marketing, operations and training initiatives to strengthen our core, reignite growth, and improve clinic and company level profitability. Our stronger digital marketing will attract patients to our clinics and be amplified by our powerful brand message refresh in the latter half of the year. Our dynamic pricing options, new engaging mobile app, improved patient experience and enhanced chiropractic care wellness education are designed to extend memberships. These changes
1 System-wide sales include revenues at all clinics, whether operated or managed by the company or by franchisees. While franchised sales are not recorded as revenues by the company, management believes the information is important in understanding the company’s financial performance, because these revenues are the basis on which the company calculates and records royalty fees and are indicative of the financial health of the franchisee base.
2 Comp sales include the revenues from both company-owned or managed clinics and franchised clinics that in each case have been open at least 13 full months and exclude any clinics that have closed.

increase the potency and flexibility for our model as we navigate consumer sentiment and drive toward growth in net new clinic openings, system-wide sales, comp sales and Adjusted EBITDA.”

Financial Results for First Quarter Ended Mar. 31, 2025 Compared to Mar. 31, 2024
The results of operations of the corporate clinics business segment have been classified as discontinued operations for all periods presented, and the following figures represent continuing operations unless otherwise stated.
Revenue increased 7% to $13.1 million in the first quarter of 2025, compared to $12.2 million in the first quarter of 2024. The growth from a greater number of franchised clinics in operation offset the effects of the extra sales day in the 2024 leap year and the February 2025 promotion to drive existing patient acquisition by offering a lower rate for the first month of membership. Cost of revenue was $3.0 million, compared to $2.7 million in the first quarter of 2024, reflecting the associated higher regional developer royalties and commissions and the greater number of franchised clinics in operation.
Selling and marketing expenses were $3.5 million, compared to $2.2 million in the first quarter of 2024, reflecting the carrying costs of two agencies while implementing smooth transition to the new team that will execute the strengthened digital marketing strategy. Depreciation and amortization expenses increased 10% for the first quarter of 2025, compared to the first quarter of 2024. General and administrative expenses decreased to $6.9 million, from $7.3 million in the first quarter of 2024.

Income tax expense was $13,000, compared to $9,000 in the first quarter of 2024. Net loss from continuing operations was $506,000, or $0.03 per basic share, compared to net loss of $399,000, or $0.03 per basic share, in the first quarter of 2024. Net income from discontinued operations was $1.3 million, or $0.09 per diluted share for both periods. Net income was $801,000, or $0.05 per diluted share, compared to $947,000, or $0.06 per diluted share in the first quarter of 2024.

Adjusted EBITDA for continuing operations, discontinued operations and consolidated operations were $46,000, $2.8 million and $2.9 million, respectively, compared to $425,000, $3.1 million and $3.5 million, respectively, in the first quarter of 2024.

Balance Sheet Liquidity
Unrestricted cash was $21.9 million at March 31, 2025, compared to $25.1 million at December 31, 2024. Cash used in operations for the quarter was $3.7 million, which included the legal settlement payment and annual employee bonuses that were accrued in the fourth quarter of 2024. The line of credit from JP Morgan Chase grants immediate access to $20 million through February 2027.

2025 Guidance
The company reiterated guidance for 2025 as follows:
●System-wide sales are expected to be between $550 million and $570 million, compared to $530.3 million in 2024.
●Comp sales for all clinics open 13 months or more are expected to be in the mid-single digits, compared to 4% in 2024.
●Consolidated Adjusted EBITDA is expected to be between $10.0 and $11.5 million, compared to $11.4 million in 2024. The 2025 Consolidated Adjusted EBITDA estimate includes an adjustment of $4.4 million related to, among other things, stock-based compensation and depreciation and amortization. The company will factor in any additional impairment or restructuring charges related to the refranchising should they occur.
●New franchised clinic openings, excluding the impact of refranchised clinics, are expected to be between 30 and 40, compared to 57 in 2024.

Conference Call
The Joint Corp. management will host a conference call at 5:00 p.m. ET on Thursday, May 8, 2025, after the market close. Stockholders and interested participants may listen to a live broadcast of the conference call by dialing 1-(833) 630-0823 or (412) 317-1831 and ask to be joined into the ‘The Joint’ call approximately 15 minutes prior to the start time.

The live webcast of the call with accompanying slide presentation can be accessed in the IR events section https://ir.thejoint.com/events and available for approximately one year. An audio archive can be accessed for one week by dialing (877) 344-7529 or (412) 317-0088 and entering conference ID 9867193.

Commonly Discussed Performance Metrics
This release includes a presentation of commonly discussed performance metrics. System-wide sales include revenues at all clinics, whether operated by the company or by franchisees. While franchised sales are not recorded as revenues by the company, management believes the information is important in understanding the company’s financial performance, because these sales are the basis on which the company calculates and records royalty fees and are indicative of the financial health of the franchisee base. Comp sales include the revenues from both company-owned or managed clinics and franchised clinics that in each case have been open at least 13 full months and exclude any clinics that have closed.

Non-GAAP Financial Information
This release also includes a presentation of non-GAAP financial measures. EBITDA and Adjusted EBITDA are presented because they are important measures used by management to assess financial performance, as management believes they provide a more transparent view of the company’s underlying operating performance and operating trends. Reconciliation of historical net income/(loss) to EBITDA and Adjusted EBITDA is presented in the table below. The company defines EBITDA as net income/(loss) before net interest, tax expense, depreciation, and amortization expenses. The company defines Adjusted EBITDA as EBITDA before acquisition-related expenses (which includes contract termination costs associated with reacquired regional developer rights), net (gain)/loss on disposition or impairment, stock-based compensation expenses, costs related to restatement filings, restructuring costs, litigation expenses (consisting of legal and related fees for specific proceedings that arise outside of the ordinary course of our business) and other income related to employee retention credits.

EBITDA and Adjusted EBITDA do not represent and should not be considered alternatives to net income or cash flows from operations, as determined by accounting principles generally accepted in the United States, or GAAP. While EBITDA and Adjusted EBITDA are used as measures of financial performance and the ability to meet debt service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation. EBITDA and Adjusted EBITDA should be reviewed in conjunction with the company’s financial statements filed with the SEC.

Please refer to the reconciliations of non-GAAP financial measures to their GAAP equivalents located at the end of this release. This release includes forward-looking guidance for certain non-GAAP financial measures, including Adjusted EBITDA. These measures will differ from net income (loss), determined in accordance with GAAP, in ways similar to those described in the reconciliations at the end of this release. We are not able to provide, without unreasonable effort, guidance for net income (loss), determined in accordance with GAAP, or a reconciliation of guidance for Adjusted EBITDA to the most directly comparable GAAP measure because the Company is not able to predict with reasonable certainty the amount or nature of all items that will be included in net income (loss).

Forward-Looking Statements
This press release contains statements about future events and expectations that constitute forward-looking statements. Forward-looking statements are based on our beliefs, assumptions and expectations of industry trends, our future financial and operating performance and our growth plans, taking into account the information currently available to us. These statements are not statements of historical fact. Words such as, "anticipates," "believes," "continues," "estimates," "expects," "goal," "objectives," "intends," "may," "opportunity," "plans," "potential," "near-term," "long-term," "projections," "assumptions," "projects," "guidance," "forecasts," "outlook," "target," "trends," "should," "could," "would," "will," and similar expressions are intended to identify such forward-looking statements. Specific forward-looking statements made in this press release include, among others, that in 2025, we are augmenting our position as the leading chiropractic care provider, and becoming a pure-play franchisor; that during this year of transition, we are implementing marketing, operations and training initiatives to strengthen our core, reignite growth and improve clinic and company level profitability; our belief that our stronger digital marketing will attract patients to our clinics and be amplified by our powerful brand message refresh in the latter half of the year; our belief that our dynamic pricing options, new engaging mobile app, improved patient experience and enhanced chiropractic care wellness education are designed to extend memberships; our belief that these changes increase the potency and flexibility for our model as we navigate consumer sentiment and drive toward growth in net new clinic openings, system-wide sales, comp sales and Adjusted EBITDA; and our 2025 guidance for system-wide sales, comp sales for all clinics open 13 months or more, Consolidated Adjusted EBITDA, and new franchised clinic openings, excluding the impact of refranchised clinics. Forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements, and you should not place undue reliance on such statements. Factors that could contribute to these differences include, but are not limited to, our inability to identify and recruit enough qualified chiropractors and other personnel to staff our clinics, due in part to the nationwide labor shortage and an increase in operating expenses due to measures we may need to take to address such shortage; inflation, leading to increased labor costs and interest rates, as well as changes to import tariffs, may lead to reduced discretionary spending, all of which may negatively impact our business; our failure to profitably operate company-owned or managed clinics; our failure to refranchise as planned; short-selling strategies and negative opinions posted on the internet, which could drive down the market price of our common stock and result in class action lawsuits; our failure to remediate future material weaknesses in our internal control over financial reporting, which could negatively impact our ability to accurately report our financial results, prevent fraud, or maintain investor confidence; and other factors described in our filings with the SEC, including in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 14, 2025 and subsequently filed current and quarterly reports. We qualify any forward-looking statements entirely by these cautionary factors. We assume no obligation to update or revise any forward-looking statements for any reason or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

About The Joint Corp. (NASDAQ: JYNT)
The Joint Corp. (NASDAQ: JYNT) revolutionized access to chiropractic care when it introduced its retail healthcare business model in 2010. Today, it is the nation’s largest operator, manager and franchisor of chiropractic clinics through The Joint Chiropractic network. The company is making quality care convenient and affordable, while eliminating the need for insurance, for millions of patients seeking pain relief and ongoing wellness. Headquartered in Scottsdale and with over 950 locations nationwide and more than 14 million patient visits annually, The Joint Chiropractic is a key leader in the chiropractic industry. The brand is consistently named to Franchise Times’ annual “Top 400” and “Fast & Serious” list of 40 smartest growing brands. Entrepreneur named The Joint “No. 1 in Chiropractic Services,” and is regularly ranked on the publication’s “Franchise 500,” the “Fastest-Growing Franchises,” the “Best of the Best” lists, as well as its “Top Franchise for Veterans” and “Top Brands for Multi-Unit Owners.” SUCCESS named the company as one of the “Top 50 Franchises” in 2024. The Joint Chiropractic is an innovative force, where healthcare meets retail. For more information, visit www.joint.com. To learn about franchise opportunities, visit www.thejointfranchise.com.

Business Structure
The Joint Corp. is a franchisor of clinics and an operator of clinics in certain states. In Arkansas, California, Colorado, District of Columbia, Florida, Illinois, Kansas, Kentucky, Maryland, Michigan, Minnesota, New Jersey, New York, North Carolina, Oregon, Pennsylvania, Tennessee, Washington, and West Virginia, The Joint Corp. and its franchisees provide management services to affiliated professional chiropractic practices.

Media Contact:
Margie Wojciechowski, The Joint Corp., margie.wojciechowski@thejoint.com

Investor Contact:
Kirsten Chapman, Alliance Advisors IR, 415-433-3777, thejoint@allianceadvisors.com

– Financial Tables Follow –

THE JOINT CORP.
CONSOLIDATED BALANCE SHEETS

	March 31, 2025	December 31, 2024
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$21,918,175	$25,051,355
Restricted cash	979,384	945,081
Accounts receivable, net	2,970,097	2,586,381
Deferred franchise and regional development costs, current portion	1,045,497	1,055,582
Prepaid expenses and other current assets	3,739,832	1,729,079
Discontinued operations current assets ($1.1 million and $1.1 million attributable to VIEs, respectively)	37,178,393	40,827,044
Total current assets	67,831,378	72,194,522
Property and equipment, net	3,061,663	3,166,882
Operating lease right-of-use asset	1,742,749	245,384
Deferred franchise and regional development costs, net of current portion	4,268,991	4,513,891
Deposits and other assets	289,212	300,779
Total assets	$77,193,993	$80,421,458

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,022,141	$1,750,938
Accrued expenses	2,005,609	1,505,827
Co-op funds liability	998,765	945,082
Payroll liabilities	2,188,667	3,551,173
Operating lease liability, current portion	240,889	448,285
Deferred franchise fee revenue, current portion	2,525,924	2,546,926
Upfront regional developer fees, current portion	284,561	288,095
Other current liabilities	687,651	603,250
Discontinued operations current liabilities ($6.8 million and $7.1 million attributable to VIEs, respectively)	32,752,879	37,714,200
Total current liabilities	42,707,086	49,353,776
Operating lease liability, net of current portion	2,009,705	—
Deferred franchise fee revenue, net of current portion	11,936,488	12,450,179
Upfront regional developer fees, net of current portion	602,638	672,334
Total liabilities	57,255,917	62,476,289
Commitments and contingencies (Note 9)
Stockholders' equity:
Series A preferred stock, $0.001 par value; 50,000 shares authorized, 0 issued and outstanding, respectively	—	—
Common stock, $0.001 par value; 20,000,000 shares authorized, 15,344,458 shares issued and 15,310,664 shares outstanding and 15,192,893 shares issued and 15,159,878 outstanding, respectively	15,344	15,192
Additional paid-in capital	50,410,220	49,210,455
Treasury stock 33,794 shares and 33,015 shares, at cost, respectively	(878,498)	(870,058)
Accumulated deficit	(29,633,990)	(30,435,420)
Total The Joint Corp. stockholders' equity	19,913,076	17,920,169
Non-controlling Interest	25,000	25,000
Total equity	19,938,076	17,945,169
Total liabilities and stockholders' equity	$77,193,993	$80,421,458

THE JOINT CORP.
CONSOLIDATED INCOME STATEMENTS
(unaudited)

	Three Months Ended March 31,
	2025	2024
Revenues:
Royalty fees	$8,070,985	$7,587,547
Franchise fees	828,519	655,874
Advertising fund revenue	2,307,502	2,166,472
Software fees	1,461,967	1,386,776
Other revenues	408,617	388,047
Total revenues	13,077,590	12,184,716
Cost of revenues:
Franchise and regional development cost of revenues	2,551,235	2,341,765
IT cost of revenues	420,891	362,747
Total cost of revenues	2,972,126	2,704,512
Selling and marketing expenses	3,505,150	2,237,583
Depreciation and amortization	361,930	329,634
General and administrative expenses	6,914,945	7,339,308
Total selling, general and administrative expenses	10,782,025	9,906,525
Net loss (gain) on disposition or impairment	1,973	275
Loss from operations	(678,534)	(426,596)
Other income (expense), net	185,917	36,259
Loss before income tax expense	(492,617)	(390,337)
Income tax (benefit) expense	13,404	8,582
Net loss from continuing operations	(506,021)	(398,919)
Discontinued operations:
Income from discontinued operations before income tax expense	1,410,863	1,516,243
Income tax expense from discontinued operations	103,412	170,345
Net income from discontinued operations	1,307,451	1,345,898
Net income	$801,430	$946,979

Net loss from continuing operations per common share:
Basic	$(0.03)	$(0.03)
Diluted	$(0.03)	$(0.03)
Net income from discontinued operations per common share:
Basic	$0.09	$0.09
Diluted	$0.09	$0.09
Net income per common share:
Basic	$0.05	$0.06
Diluted	$0.05	$0.06

Basic weighted average shares	15,186,420	14,801,354
Diluted weighted average shares	15,263,152	15,011,286

THE JOINT CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities:
Net income	$801,430	$946,979
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	388,316	1,403,906
Net loss on disposition or impairment (non-cash portion)	1,301,696	362,103
Net franchise fees recognized upon termination of franchise agreements	(100,118)	(39,456)
Deferred income taxes	—	71,027
Stock-based compensation expense	293,941	493,395
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	1,462,554	453,124
Prepaid expenses and other current assets	(2,017,426)	(487,954)
Deferred franchise costs	173,864	201,718
Deposits and other assets	15,914	(7,349)
Assets and liabilities held for sale, net	—	(911,166)
Accounts payable	(481,554)	(348,824)
Accrued expenses	(2,989,008)	996
Payroll liabilities	(1,075,561)	1,025,270
Operating leases	(1,278,637)	—
Deferred revenue	(245,129)	(102,277)
Upfront regional developer fees	(73,230)	(100,940)
Other liabilities	122,294	(150,222)
Net cash (used in) provided by operating activities	(3,700,654)	2,810,330

Cash flows from investing activities:
Proceeds from sale of clinics	40,100	50,100
Purchase of property and equipment	(331,505)	(395,046)
Net cash used in investing activities	(291,405)	(344,946)

Cash flows from financing activities:
Payments of finance lease obligation	(4,354)	(6,272)
Purchases of treasury stock under employee stock plans	(8,440)	(6,562)
Proceeds from exercise of stock options	905,976	—
Repayment of debt under the Credit Agreement	—	(2,000,000)
Net cash provided by (used in) financing activities	893,182	(2,012,834)

Increase (decrease) in cash, cash equivalents and restricted cash	(3,098,877)	452,550
Cash, cash equivalents and restricted cash, beginning of period	25,996,436	19,214,292
Cash, cash equivalents and restricted cash, end of period	$22,897,559	$19,666,842

Reconciliation of cash, cash equivalents and restricted cash:	March 31, 2025	March 31, 2024
Cash and cash equivalents	$21,918,175	$18,742,884
Restricted cash	979,384	923,958
Cash, cash equivalents and restricted cash, end of period	$22,897,559	$19,666,842

THE JOINT CORP.
CONSOLIDATED RECONCILIATION FROM GAAP TO NON-GAAP
(unaudited)

	Three Months Ended March 31,
	2025			2024
	from Continuing Operations	from Discontinued Operations	Net Operations	from Continuing Operations	from Discontinued Operations	Net Operations
Non-GAAP Financial Data:
(Loss) Income	$(506,021)	$1,307,451	$801,430	$(398,919)	$1,345,898	$946,979
Net interest	(185,917)	239	(185,678)	(36,259)	628	(35,631)
Depreciation and amortization expense	361,930	26,385	388,315	329,634	1,074,272	1,403,906
Income tax expense	13,404	103,412	116,816	8,582	170,345	178,927
EBITDA	(316,604)	1,437,487	1,120,883	(96,962)	2,591,143	2,494,181
Stock compensation expense	293,941	—	293,941	493,395	—	493,395
Net loss on disposition or impairment	1,973	1,299,724	1,301,697	275	361,828	362,103
Restructuring Costs	67,084	71,384	138,468	28,000	129,036	157,036
Adjusted EBITDA	$46,394	$2,808,595	$2,854,989	$424,708	$3,082,007	$3,506,715